Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-4 (the “Registration Statement”) of our report dated February 10, 2005, with respect to the consolidated financial statements of SCBT Financial Corporation and subsidiaries (the “Corporation”) as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, included in the Corporation’s 2004 Annual Report on Form 10-K, (ii) the incorporation by reference in the Registration Statement of our report dated April 27, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, included in Amendment No. 1 to the Corporation’s 2004 Annual Report on Form 10-K, and (iii) to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ J. W. HUNT AND COMPANY, LLP

Columbia, South Carolina
August 26, 2005